SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Simula, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously by written preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:
2)	Form Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

Simula, Inc. 7822 South 46th Street Phoenix, AZ 85044-5354 USA voice: 602.631.4005 fax: 602.631.9005 www.simula.com

Simula Contact:
Bradley P. Forst
Chief Executive Officer
602.631.4005

Simula Updates Merger Consideration To Shareholders

PHOENIX, Arizona – November 20, 2003, Simula, Inc. (AMEX: SMU) today provided an updated estimate of merger consideration payable to shareholders in connection with the pending merger with Armor Holdings, Inc. (NYSE: AH). Simula’s proxy statement provides for periodic updates of such estimated consideration. Simula’s management estimated as of November 18, 2003 that the merger consideration payable to shareholders pursuant to the merger agreement will be approximately $43.3 or approximately $3.19 per share. Estimates of merger consideration are subject to adjustment, and there is no floor or minimum on the merger consideration to be paid by Armor Holdings for each share of Simula common stock. This estimate is for the purposes of illustration only, and the actual, final per share merger consideration payable to Simula’s shareholders is subject to numerous factors and variables. Comprehensive information on the merger and merger consideration is set out in Simula’s proxy statement dated November 10, 2003, filed with the Securities and Exchange Commission, and available on Simula’s website at www.simula.com.

Simula will provide its shareholders further updated information regarding the calculation of the estimated per share merger consideration to be paid by Armor Holdings for each share of Simula common stock under the merger agreement, by the issuance of subsequent press releases on November 28, 2003 and on or before December 4, 2003, the filing of forms 8-K under Sections 13 or 15(d) of the Securities Exchange Act of 1934 with the Securities and Exchange Commission, and the posting of press releases and Forms 8-K on Simula’s website at www.simula.com.

Simula has scheduled a special meeting of its shareholders to vote upon a proposal to approve and adopt the merger agreement and approve the merger on December 5, 2003.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements that involve risks and uncertainties that may cause Simula’s actual experience to differ materially from that which is anticipated. These forward-looking statements include statements about Simula’s prospective merger and the merger consideration per share to be paid to Simula’s shareholders. Actual results may differ materially from those projected. Risks include those described herein, in Simula’s press releases, in Simula’s periodic reports and definitive proxy statement filed with the Securities and Exchange Commission.

Additional Information

The directors and executive officers of Simula, Inc. may be deemed to be participants in the solicitation of proxies in connection with the special meeting. A description of the interests of the directors and executive officers in the proposals to be voted on at the special meeting is set forth in the definitive proxy statement filed with the Securities and Exchange Committee on November 14, 2003. Investors and security holders are urged to read the definitive proxy statement as it contains important information about Simula, Armor Holdings, the proposed transaction and related matters.